EXHIBIT 23.9
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                              CONSENT OF KPMG



 The Board of Directors
 LaSalle Partners Incorporated:


 We consent to the use of our report dated September 18, 1998 with respect to the statements revenues and direct expenses relating to the office and industrial business of Lend Lease Property Management (Australia) Pty Limited for the six-month period ended June 30, 1997 and for the years ended December 31, 1996 and 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3.




 /s/ KPMG LLP
 Sydney New South Wales, Australia
 March 2, 1999